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                                                                       EXHIBIT 5


                                               December 18, 2000

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707

Ladies and Gentlemen:

         We have acted as counsel for Hudson Valley Holding Corp., a New York corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act"), with respect to up to 825,115 shares of common stock, par value $.20 (the "Common Stock"), of the Company, as described in the Registration Statement.

          In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such records, documents, certificates and other instruments, including but not limited to: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the 1992 Stock Option Plan, and
(iv) certain minutes of the corporate proceedings of the Board of Directors and shareholders of the Company, and have made such investigation of law as in our judgment is necessary or appropriate to enable us to render the opinions expressed below.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

         The opinions set forth below are based on, and limited to, the law of the State of New York and no opinion is expressed as to the laws of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued upon the exercise of options in accordance with the terms of the 1992 Stock Option Plan and as contemplated by the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.


                                                 Very truly yours,


                                                  /s/ Day, Berry & HOWARD LLP
                                                  ---------------------------
                                                  DAY, BERRY & HOWARD LLP

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